[Exhibit 8.1]


                     [Letterhead of Cahill Gordon & Reindel]




                               September 25, 2000







                                                                  (212) 701-3000


Arch Capital Group Ltd.
20 Horseneck Lane
Greenwich, Connecticut 06830

Ladies and Gentlemen:

     Reference is made to the Registration Statement on Form S-4 (the "Registration Statement") to be filed by Arch Capital Group Ltd., a newly-formed public limited company organized under the laws of Bermuda ("Arch-Bermuda"), with the Securities and Exchange Commission (the "SEC") in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of the Common Shares of Arch-Bermuda to be issued in connection with the transactions contemplated by the Agreement and Plan of Merger (the "Merger Agreement"), dated as of September 25, 2000, among Arch-Bermuda, Arch Capital Group Ltd., a Delaware corporation ("Arch-Delaware"), and Arch Merger Corp., a Delaware corporation and a newly-formed, direct wholly-owned subsidiary of Arch-Bermuda, which Merger Agreement is described therein and filed as an annex to the Registration Statement.

     We hereby confirm that the discussion set forth under the caption "Material Tax Considerations" in the Registration Statement, insofar as it relates to U.S. law, describes the material U.S. federal income tax considerations relevant to Arch-Delaware shareholders of the receipt of Arch-Bermuda Common Shares pursuant to the Merger Agreement.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement and in the proxy statement/prospectus included therein. Our consent to such reference does not constitute a consent under Section 7 of the Act, and in consenting to such reference we have not certified any part of such Registration Statement or proxy statement/prospectus and do not otherwise come within the categories of persons whose consent is required under Section 7 or under the rules and regulations of the SEC thereunder.

                             Very truly yours,



                             CAHILL GORDON & REINDEL